AMERICAN BEACON SMALL CAP VALUE FUND
A Series of American Beacon Funds

220 East Las Colinas Boulevard, Suite 1200
Irving, Texas 75039

INFORMATION STATEMENT

This document is an Information Statement for the shareholders of the American Beacon Small Cap Value Fund (“Fund”).  On June 8, 2016, the Board of Trustees (“Trustees” or “Board”) of the American Beacon Funds (“Trust”) approved the appointment of Foundry Partners, LLC (“Foundry”) as a new sub-advisor to the Fund.  On June 20, 2016, Foundry began managing a portion of the Fund’s assets.  The Fund’s remaining assets are managed by Barrow, Hanley, Mewhinney & Strauss, LLC, Brandywine Global Investment Management, LLC, Hillcrest Asset Management, LLC, Hotchkis and Wiley Capital Management, LLC and The Boston Company Asset Management, LLC (together with Foundry, the “Sub-Advisors”).  The appointment of Foundry has not resulted in any changes to the Fund’s investment objective, strategies or management fee rate paid by the Fund to American Beacon Advisors, Inc. (“Manager”).  The aggregate management and investment advisory fee rate paid by the Fund to the Manager and the Sub-Advisors has not increased.

The Information Statement is being furnished by the Board of the Trust in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Trust has received from the Securities and Exchange Commission (“SEC Order”).  Pursuant to the SEC Order, the Manager and the Trust, on behalf of the Fund, are permitted to enter into new or modified advisory agreements with existing or new unaffiliated sub-advisors with the approval of the Board, but without approval of Fund shareholders.

The purpose of this Information Statement is to provide you with information about Foundry.  This information statement also discusses the terms of the investment advisory agreement among Foundry, the Manager and the Trust, on behalf of the Fund, dated June 20, 2016 (“Agreement”).  No action is required of you.  We Are Not Asking You For a Proxy and You Are Requested Not To Send Us a Proxy.

INTRODUCTION

The Manager is located at 220 East Las Colinas Boulevard, Suite 1200, Irving, Texas 75039.  The Manager serves as the Fund’s investment manager and administrator.  In this capacity, the Manager, among other things, develops the Fund’s overall investment strategies, allocates assets among the Sub-Advisors and oversees the Sub-Advisors, including Foundry.

The issued and outstanding shares of the Fund as of the Record Date are set forth in Appendix A.  Please see Appendix B for a listing of shareholders deemed to own beneficially more than 5% of the shares of the Fund as of the Record Date.  As of the Record Date, the Trustees and officers of the Fund, as a group, owned less than 1% of the outstanding shares of beneficial interest of the Fund.

You may obtain a copy of the Fund’s most recent Annual Report and Semi-Annual Report to Shareholders, free of charge, by writing to American Beacon Funds at P.O. Box 219643, Kansas City, MO 64121, by calling 1-800-658-5811 or by visiting www.americanbeaconfunds.com.

APPOINTMENT OF FOUNDRY PARTNERS, LLC

At its June 7-8, 2016 meetings, the Board considered the approval of a new investment advisory agreement (“Agreement”) among the Manager, Foundry, and the Trust, on behalf of the Fund.  Prior to the meeting, the Board reviewed information provided by Foundry in response to requests from the Board and/or the Manager in connection with the Board’s consideration of the Agreement, and the Investment Committee of the Board met with representatives of Foundry.

Provided below is an overview of the primary factors the Board considered at its June 7-8, 2016 meetings at which the Board considered the approval of the Agreement.  In determining whether to approve the Agreement, the Board considered, among other matters, the following factors: (1) the nature and quality of the services to be provided; (2) the prior investment performance of the portfolio management team that is joining Foundry after having managed a portion of the Fund's assets at another advisory firm; (3) the extent to which the potential materiality of the costs to be incurred by Foundry in rendering its services and the resulting profits or losses are relevant to the Board’s determination of whether to approve the Agreement; (4) the extent to which economies of scale, if any, have been taken into account in setting the fee schedule; (5) whether fee levels reflect these economies of scale, if any, for the benefit of investors; (6) comparisons of services and fees with contracts entered into by Foundry with other clients; and (7) any other benefits anticipated to be derived by Foundry from its relationship with the Fund.

The Board did not identify any particular information that was most relevant to its consideration of the Agreement, and each Trustee may have afforded different weight to the various factors.  Members of the Board’s Investment Committee posed questions to various management personnel of Foundry regarding certain key aspects of the materials submitted in support of the approval.  Legal counsel to the independent Trustees provided the Board with a memorandum regarding its responsibilities pertaining to the approval of the Agreement.  The memorandum explained the regulatory requirements surrounding the Trustees’ process for evaluating investment advisors and the terms of investment advisory contracts.  Based on its evaluation, the Board unanimously concluded that the terms of the Agreement were reasonable and fair and that the approval of the Agreement was in the best interests of the Fund.

Nature, extent and quality of the services to be provided by Foundry.  The Board considered information regarding Foundry’s principal business activities, its reputation, financial condition and overall capabilities to perform the services under the Agreement.  In addition, the Board considered the background and experience of the personnel who will be assigned responsibility for managing Foundry’s allocation of the Fund.  The Board considered that the personnel employed by Dreman Value Management, LLC (“Dreman”) that currently are responsible for managing Dreman’s allocation of the Fund would continue to manage the Fund as employees of Foundry.  The Board also considered Foundry’s investment resources, infrastructure and the adequacy of its compliance program.  In addition, the Board took into consideration the Manager’s recommendation of Foundry.    The Board considered Foundry’s representation regarding the strength of its financial condition and that its current staffing levels were adequate to service the Fund.  Based on this information, the Board concluded that the nature, extent and quality of the advisory services to be provided by Foundry were appropriate for the Fund in light of its investment objective, and, thus, supported a decision to approve the Agreement.

Performance of Portfolio Management Team. Since the personnel employed by Dreman that currently are responsible for managing Dreman’s allocation of the Fund would continue to manage the Fund as employees of Foundry, the Board evaluated the information provided by Foundry regarding the performance of Dreman’s allocation of the Fund, Dreman’s Institutional Small Cap Value Composite (“Composite”) and a registered investment company managed by Dreman in the same strategy as the Fund (“Similar Fund”) relative to performance of an appropriate benchmark index (“Index”).  The Board considered information provided by Foundry reflecting that Dreman’s allocation of the Fund, the Composite and the Similar Fund each outperformed the Index for the 1-, 3- and 5-year periods and underperformed the Index for the period beginning on the date that Dreman began managing its allocation of the Fund.  Based on the foregoing information, the Board concluded that the historical investment performance record of the personnel employed by Dreman that currently are responsible for managing Dreman’s allocation of the Fund supported approval of the Agreement.

Comparisons of the amounts to be paid under the Agreement with those under contracts between Foundry and its other clients.  In evaluating the Agreement, the Board reviewed the proposed advisory fee rate for services to be performed by Foundry on behalf of the Fund.  The Board considered that Foundry’s investment advisory fee rate under the Agreement would be paid to Foundry by the Fund.  The

Board considered that Foundry’s investment advisory fee rate proposed for the Fund under the Agreement would be the same as the investment advisory fee paid by the Fund to Dreman and  that Foundry currently has no other subadvisory clients.  After evaluating this information, the Board concluded that the advisory fee rate under the Agreement was reasonable in light of the services to be provided to the Fund.

Costs of the services to be provided and profits to be realized by Foundry and its affiliates from its relationship with the Fund.  The Board did not consider the costs of the services to be provided and profits to be realized by Foundry from its relationship with the Fund, noting instead the arm’s-length nature of the relationship between the Manager and Foundry with respect to the negotiation of the advisory fee rate on behalf of the Fund.

Economies of Scale.  The Board considered Foundry’s representation that economies of scale were reflected in the proposed investment advisory fee rate under the Agreement.

Benefits to be derived by Foundry from the relationship with the Fund.  The Board considered the “fall-out” or ancillary benefits that might accrue to Foundry as a result of its relationship with the Fund, including that aggregating the Fund’s trades with those of other clients may reduce overall trading costs.  The Board also considered Foundry’s representation that it does not currently have any formal soft dollar arrangements in place with any brokers.  Based on the foregoing information, the Board concluded that the potential benefits accruing to Foundry by virtue of its relationship with the Fund appear to be fair and reasonable.

Board’s Conclusion.  Based on the various considerations described above, the Board, including a majority of Trustees who are not “interested persons” of the Fund, the Manager or Foundry, as that term is defined in the Investment Company Act of 1940, as amended (“1940 Act”), concluded that the proposed investment advisory fee rate is fair and reasonable and that the approval of the Agreement is in the best interests of the Fund and approved the Agreement.

DESCRIPTION OF THE INVESTMENT ADVISORY AGREEMENT
The Agreement among Foundry, the Trust, on behalf of the Fund, and the Manager, which is dated June 20, 2016, will continue in effect for an initial term of two years.  After the initial two-year term, the Agreement will continue in effect only if it is approved annually by the Board or by the vote of the shareholders of a majority of the outstanding shares of the Fund, and also, in either event, by a majority of the Independent Trustees.

Under the Agreement, Foundry manages a portion of the Fund’s assets allocated to it by the Manager.  The Manager may change the amount of assets allocated to Foundry at any time.  Foundry has discretion pursuant to the Agreement to purchase and sell securities for its allocated segment of Fund assets in accordance with the Fund's objectives, policies and restrictions, and the more specific guidelines provided by the Manager.  In addition, Foundry may request that the Manager make investment decisions with respect to the portion of the allocated assets that Foundry determines should be invested in short-term investments.  Foundry is subject to general supervision by the Board and officers of the Fund and the Manager.  With the appointment of Foundry, the aggregate advisory fee rate of 0.46% of the Fund’s average daily net assets for the fiscal year ended October 31, 2015 would have remained the same.

The Agreement does not protect Foundry against any liability to the Fund or its shareholders to which Foundry might be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or the reckless disregard of its obligations under the Agreement.  The Agreement will automatically and immediately terminate upon its assignment and may be terminated without penalty at any time by the Manager, by vote of a majority of the Board or by vote of a majority of the outstanding voting securities of the Fund on not less than thirty days’ nor more than sixty days’ written notice.  Foundry may also terminate the Agreement without penalty upon sixty days’ written notice to the Manager.

INFORMATION ABOUT FOUNDRY PARTNERS, LLC.
Foundry, located at 510 First Avenue North, Suite 409, Minneapolis, MN 55403, was founded in 2013.  Net assets under the management of Foundry were approximately $1.91 billion as of December 31, 2015.
The following table provides the name and principal occupation of the directors and executive officers of Foundry. The address of each of the directors and executive officers as it relates to that person’s position with Foundry is 510 First Avenue North, Suite 409, Minneapolis, MN 55403.

Name	Principal Occupation*
Timothy Patrick Ford	Chief Executive Officer/Management Committee Member
Seamus Michael Murphy	Management Member
Amy Jo Denn	Management Member
Peter Martin Klein	Management Member
Sara Jean Saunders	Chief Operating Officer
Eugenie Guthrie Logue	Management Committee Member

*None of the principal executive officers and directors of Foundry listed above have other principal employment other than their respective positions with Foundry or positions with Foundry affiliates.

Information with respect to the advisory fees charged by Foundry to comparable funds subject to the 1940 Act that it advises is provided in Appendix C to this Information Statement.

INFORMATION ABOUT THE FUND’S INVESTMENT ADVISORS
The Fund’s investment advisors serve as investment advisors with respect to the portion of Fund assets allocated to them, pursuant to separate investment advisory agreements.  The assets of the Fund currently are allocated by the Manager to the following investment advisors:

Barrow, Hanley, Mewhinney & Strauss, LLC
Brandywine Global Investment Management, LLC
Foundry Partners, LLC
Hillcrest Asset Management, LLC
Hotchkis and Wiley Capital Management, LLC
The Boston Company Asset Management, LLC

Assets are allocated among investment advisors to provide diversification and to reduce the possible impact of any one investment advisor’s sub-par performance on the performance of the Fund.

In connection with the appointment of Foundry, the investment advisory agreement among Dreman, the Manager and the Trust, on behalf of the Fund, dated April 30, 2015 (the “Prior Agreement”), was terminated effective June 20, 2016.  The Prior Agreement was terminated because the portfolio managers of the Fund who were previously employed by Dreman became employees of Foundry.

PRINCIPAL UNDERWRITER AND AFFILIATED BROKERS

Foreside Fund Services, LLC, located at Three Canal Plaza, Suite 100, Portland, Maine 04101, is the Fund’s principal underwriter. The Fund did not pay any brokerage commissions to affiliated brokers during its most recently completed fiscal year.

*  *  *  *  *

By Order of the Board of Trustees,

Rosemary K. Behan
Secretary & Chief Legal Officer

September 12, 2016

AMERICAN BEACON SMALL CAP VALUE FUND
A Series of American Beacon Funds

220 East Las Colinas Boulevard, Suite 1200
Irving, Texas 75039

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

September 12, 2016

This communication presents only an overview of the more complete Information Statement that is available to you on the Internet or by mail relating to American Beacon Small Cap Value Fund (“Fund”), a series of American Beacon Funds (“Trust”). We encourage you to access and review all of the important information contained in the Information Statement.

On June 8, 2016, the Board of Trustees (“Trustees” or “Board”) of the Trust approved the hiring of Foundry Partners, LLC (“Foundry”) as a new sub-advisor to the Fund.  On June 20, 2016, Foundry began managing a portion of the Fund’s assets.  The Fund’s remaining assets are managed by Barrow, Hanley, Mewhinney & Strauss, LLC, Brandywine Global Investment Management, LLC, Hillcrest Asset Management, LLC, Hotchkis and Wiley Capital Management, LLC and The Boston Company Asset Management, LLC (together with Foundry, the “Sub-Advisors”).  The appointment of Foundry has not resulted in any changes to the Fund’s investment objective, strategies or aggregate management and investment advisory fee rate paid by the Fund to the American Beacon Advisors, Inc. (“Manager”) and the Sub-Advisors.

Additional information about the Manager, Foundry, the investment advisory agreement among Foundry, the Manager and the Trust, on behalf of the Fund, dated June 20, 2016 (“Agreement”), and the Board’s approval of the Agreement is contained in the Information Statement

Pursuant to an exemptive order that the Trust has received from the Securities and Exchange Commission, the Manager and the Trust, on behalf of the Fund, are permitted to enter into new or modified advisory agreements with existing or new unaffiliated sub-advisors with the approval of the Board, but without approval of Fund shareholders.  No action is required of you.  Therefore, We Are Not Asking You For a Proxy and You Are Requested Not To Send Us a Proxy.

This Notice of Internet Availability of the Information Statement (“Notice”) is being mailed on or about September 12, 2016 to the Fund’s shareholders of record as of August 31, 2016 (“Record Date”).  The Fund will bear the expenses incurred in connection with preparing and delivering this notification.  By sending this Notice, the Fund and the Trust are notifying you that they are making the Information Statement available to you online in lieu of mailing or sending you an email with a copy.  You may print and view the full Information Statement and the Fund’s most recent annual and semi-annual reports to shareholders on the Internet at www.americanbeaconfunds.com.  The Information Statement will be available on the website for at least 90 days after the date of this Notice.  A paper or email copy of the Information Statement and/or the Fund’s most recent annual and semi-annual reports to shareholders may be obtained, without charge, by contacting the Fund by phone at 1-800-658-5811, on the internet at www.americanbeaconfunds.com or by e-mail at americanbeaconfunds@ambeacon.com. If you would like to receive a paper or e-mail copy of the full Information Statement, you must request one by December 12, 2016. If you have any questions about this Notice, please contact your financial advisor (if applicable) or contact the Fund at the phone number provided above.

If you invest in the Fund through a financial institution and you share an address with other Fund shareholders, you will be delivered a single copy of this Notice, unless you have instructed your financial institution to deliver separate copies.  If you receive a single copy of this Notice and wish to request additional copies, please call 1-800-658-5811.  If you wish to receive separate copies of future mailings from your financial institution, please contact the financial institution through which you invest.

APPENDIX A

AMERICAN BEACON SMALL CAP VALUE FUND OUTSTANDING SHARES AND DOLLAR VALUE
(As of August 31, 2016)

Small Cap Value Fund	A Class	C Class	Y Class	Advisor Class	Institutional Class	Investor Class
Outstanding Shares	2,738,736	553,700	12,254,551	4,862,759	196,463,665	27,217,221
Dollar Value	$64,803,697	$12,689,309	$301,286,715	$115,490,040	$4,889,509,109	$654,380,923

APPENDIX B

AMERICAN BEACON SMALL CAP VALUE FUND
BENEFICIAL OWNERS OF 5% OR MORE OF SHARES
AS OF AUGUST 31, 2016

SMALL CAP VALUE FUND - A CLASS
Shareholder Address	Number of Shares	% of Class
GREAT-WEST TRUST COMPANY LLC TTEE F EMPLOYEE BENEFITS CLIENTS 401K 8515 E ORCHARD RD 2T2 GREENWOOD VILLAGE CO 80111-5002	596,987	21.8%

LPL FINANCIAL A/C 1000-0005 4707 EXECUTIVE DR SAN DIEGO CA 92121-3091	537,303	19.62%

GREAT-WEST LIFE & ANNUITY FBO FUTURE FUNDS II 8515 E ORCHARD RD # 2T2 GREENWOOD VLG CO 80111-5002	264,684	9.66%

NATIONAL FINANCIAL SERVICES LLC FOR EXCLUSIVE BENEFIT OF OUR CUSTOMERS ATTN MUTUAL FUNDS DEPT 4TH FLOOR 499 WASHINGTON BLVD JERSEY CITY NJ 07310-2010	210,804	7.7%

SMALL CAP VALUE FUND - C CLASS
Shareholder Address	Number of Shares	% of Class
LPL FINANCIAL 4707 EXECUTIVE DR SAN DIEGO CA 92121-3091	220,912	39.9%

MERRILL LYNCH PIERCE FENNER & SMITH INC (HOUSE ACCOUNT) THE AMERICAN BEACON FUNDS 4800 DEER LAKE DR EAST JACKSONVILLE FL 32246-6484	70,638	12.76%

FIRST CLEARING LLC SPECIAL CUSTODY ACCT FOR THE EXCLUSIVE BENEFIT OF CUSTOMERS 2801 MARKET ST ST LOUIS MO 63103-2523	44,975	8.12%

NATIONAL FINANCIAL SERVICES LLC FOR EXCLUSIVE BENEFIT OF OUR CUSTOMERS ATTN MUTUAL FUNDS DEPT 4TH FLOOR 499 WASHINGTON BLVD JERSEY CITY NJ 07310-2010	34,357	6.21%

PERSHING LLC 1 PERSHING PLZ JERSEY CITY NJ 07399-0001	33,825	6.11%

UBS WM USA OMNI ACCOUNT M/F ATTN DEPARTMENT MANAGER 1000 HARBOR BLVD 5TH FLR WEEHAWKEN NJ 07086-6761	29,347	5.3%

SMALL CAP VALUE FUND - Y CLASS
Shareholder Address	Number of Shares	% of Class
CHARLES SCHWAB & CO INC SPECIAL CUST A/C EXCLUSIVE BENEFIT OF CUSTOMERS ATTN MUTUAL FUNDS 101 MONTGOMERY ST SAN FRANCISCO CA 94104-4151	2,839,418	23.17%

NATIONAL FINANCIAL SERVICES LLC FOR EXCLUSIVE BENEFIT OF OUR CUSTOMERS ATTN MUTUAL FUNDS DEPT 4TH FLOOR 499 WASHINGTON BLVD JERSEY CITY NJ 07310-2010	2,788,194	22.75%

GREAT-WEST TRUST COMPANY LLC TTEE F 8525 E ORCHARD RD C/O MUTUAL FUND TRADING GREENWOOD VILLAGE CO 80111-5002	885,374	7.22%

WELLS FARGO BANK FBO VARIOUS RETIREMENT PLANS 1525 WEST WT HARRIS BLVD CHARLOTTE NC 28288-1076	638,503	5.21%

LPL FINANCIAL 4707 EXECUTIVE DR SAN DIEGO CA 92121-3091	618,153	5.04%

SMALL CAP VALUE FUND - ADVISOR CLASS
Shareholder Address	Number of Shares	% of Class
NATIONAL FINANCIAL SERVICES LLC FOR EXCLUSIVE BENEFIT OF OUR CUSTOMERS ATTN MUTUAL FUNDS DEPT 4TH FLOOR 499 WASHINGTON BLVD JERSEY CITY NJ 07310-2010	704,319	14.48%

DCGT AS TTEE AND/OR CUST FBO PLIC VARIOUS RETIREMENT PLANS OMNIBUS ATTN NPIO TRADE DESK 711 HIGH STREET DES MOINES IA 50392-0001	697,885	14.35%

PIMS/PRUDENTIAL RETIREMENT AS NOMINEE FOR THE TTEE/CUST 5 MOBILE INFIRMARY CIR MOBILE AL 36607-3513	459,796	9.46%

SAXON & CO PARTNERSHIP PO BOX 7780-1888 PHILADELPHIA PA 19182-0001	346,912	7.13%

GREAT-WEST TRUST COMPANY LLC TTEE F EMPLOYEE BENEFITS CLIENTS 401K 8515 E ORCHARD RD 2T2 GREENWOOD VILLAGE CO 80111-5002	274,001	5.63%

SMALL CAP VALUE FUND - INSTITUTIONAL CLASS
Shareholder Address	Number of Shares	% of Class
NATIONAL FINANCIAL SERVICES LLC FOR EXCLUSIVE BENEFIT OF OUR CUSTOMERS ATTN MUTUAL FUNDS DEPT 4TH FLOOR 499 WASHINGTON BLVD JERSEY CITY NJ 07310-2010	89,765,161	45.69%

CHARLES SCHWAB & CO INC SPECIAL CUST A/C EXCLUSIVE BENEFIT OF CUSTOMERS ATTN MUTUAL FUNDS 101 MONTGOMERY ST SAN FRANCISCO CA 94104-4151	23,884,244	12.16%

T ROWE PRICE RETIREMENT PLAN SERVICES FBO RETIREMENT PLAN CLIENTS 4515 PAINTERS MILL RD OWINGS MILLS MD 21117-4903	9,894,958	5.04%

SMALL CAP VALUE FUND - INVESTOR CLASS
Shareholder Address	Number of Shares	% of Class
NATIONAL FINANCIAL SERVICES LLC FOR EXCLUSIVE BENEFIT OF OUR CUSTOMERS ATTN MUTUAL FUNDS DEPT 4TH FLOOR 499 WASHINGTON BLVD JERSEY CITY NJ 07310-2010	11,664,610	42.86%

CHARLES SCHWAB & CO INC SPECIAL CUST A/C EXCLUSIVE BENEFIT OF CUSTOMERS ATTN MUTUAL FUNDS 101 MONTGOMERY ST SAN FRANCISCO CA 94104-4151	4,543,015	16.69%

*Denotes record owner of Fund shares only

APPENDIX C

Comparable Fund	Comparable Fund Assets as of August 31, 2016	Comparable Fund Advisory Fee Rate[1]
Fundamental Small Cap Value Fund	$140,101,263	0.85%

1 There are no waivers/reductions.